Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Third Quarter 2008 Results

Philadelphia, PA, November 3, 2008 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2008.

Financial Results

•

Net loss allocable to common shareholders for the third quarter of 2008 was $(7.6) million, or $(0.20) per diluted share, compared to net income available to common shareholders of $13.7 million, or $0.35 per diluted share, for the third quarter of 2007. Net income in the third quarter of 2007 included $13.3 million recognized in connection with the Company’s redemption of its Preferred Shares in July 2007.

For the nine months ended September 30, 2008, net loss allocable to common shareholders was $(12.7) million, or $(0.35) per diluted share, compared to net income available to common shareholders of $19.9 million, or $0.51 per diluted share, for the nine months ended September 30, 2007.

See below for a description of the primary factors affecting third quarter and nine month results.

•

Funds From Operations (“FFO”) for the third quarter of 2008 was $31.8 million, or $0.77 per diluted share, compared to $47.7 million, or $1.16 per diluted share, in the third quarter of 2007. Third quarter 2007 FFO included the $13.3 million, or $0.32 per diluted share, impact of the Company’s redemption of its Preferred Shares.

FFO for the nine months ended September 30, 2008 was $102.3 million, or $2.49 per diluted share, compared to $114.8 million, or $2.79 per diluted share, for the nine months ended September 30, 2007.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $72.4 million in the third quarter of 2008, compared to $72.3 million in the third quarter of 2007.

For the nine months ended September 30, 2008, NOI was $222.7 million, compared to $218.7 million for the nine months ended September 30, 2007.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

PREIT Reports Third Quarter 2008 Results

November 3, 2008

Primary Factors Affecting Three Month Financial Results

For the quarter ended September 30, 2008, net loss allocable to common shareholders was affected by higher depreciation and amortization as development and redevelopment assets have been placed in service and by increased interest expense resulting primarily from a higher aggregate debt balance.

For the quarter ended September 30, 2007, net income available to common shareholders and FFO were affected by $13.3 million from the redemption of Preferred Shares and $1.1 million of dividends on the Company’s then-outstanding Preferred Shares.

Primary Factors Affecting Nine Month Financial Results

For the nine months ended September 30, 2008, net loss allocable to common shareholders and FFO were affected by higher depreciation and amortization as development and redevelopment assets have been placed in service, increased interest expense and abandoned project costs, partially offset by $2.0 million of net gains on forward starting swap activities and the applicable hedge accounting treatment. These swaps were entered into by the Company in 2005 and 2006 to hedge interest payments related to anticipated 2008 debt issuances. The gain reduced interest expense.

For the nine months ended September 30, 2007, net income available to common shareholders and FFO benefited from $13.3 million from the redemption of Preferred Shares, a $1.5 million gain on the sale of a non-operating parcel at The Plaza at Magnolia in Florence, South Carolina, $0.8 million of condemnation proceeds associated with highway improvements at Capital City Mall in Harrisburg, Pennsylvania, and was reduced by $7.9 million of dividends on the Company’s then-outstanding Preferred Shares. Net income for the nine months ended September 30, 2007 was also affected by a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania and a $0.6 million gain on the sale of an operating retail parcel at New River Valley Mall in Christiansburg, Virginia.

Financing Activities

During the quarter, the Company has made significant strides in executing its capital plan, including the following:

•

Repaid the $400 million 15 property, cross collateralized REMIC. As of September 30, 2008, 24 properties in the Company’s portfolio were unencumbered, including 11 that were previously used to secure the REMIC;

•	Paid off the $13 million mortgage on Crossroads Mall;

•	Obtained a $170 million senior unsecured term loan;

•	Obtained a $97 million non-recourse seven year mortgage loan secured by Patrick Henry Mall, Newport News, Virginia;

•	Obtained a $68 million non-recourse five year mortgage loan secured by Logan Valley Mall, Altoona, Pennsylvania;

•	Obtained a $65 million non-recourse five year mortgage loan secured by Wyoming Valley Mall, Wilkes-Barre, Pennsylvania;

•	Obtained a $60 million non-recourse five year mortgage facility secured by Jacksonville Mall, Jacksonville, North Carolina;

•	Obtained a $54 million three year mortgage loan secured by Paxton Towne Centre, Harrisburg, Pennsylvania;

•	Extended a $150 million mortgage loan secured by Lehigh Valley Mall, Allentown, Pennsylvania to August 2009. PREIT’s share of this loan is $75 million; and

•	Extended the maturity date of its $500 million Credit Facility to March 2010.

PREIT Reports Third Quarter 2008 Results

November 3, 2008

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “We are very pleased to have completed these financing transactions despite the difficult conditions in the credit markets and the challenging state of the economy. We are continuing our efforts to execute our capital plan to obtain funding for our ongoing development and redevelopment projects.”

Retail Operating Metrics

“The economy is a challenge to us, our tenants and our shoppers. Nonetheless, we are pleased with the noticeable transformation at our properties and the resulting enhancements to the shopping experience,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “During the quarter, we opened four anchors totaling over 320,000 square feet and, at Voorhees Town Center, we opened a 50,000 square foot office building. We continue to make progress toward our leasing goals, having signed important leases during the quarter with retailers such as J. Crew, Teavana, Zumiez, aerie, Coach, and American Eagle.”

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio:

	Occupancy as of
	September 30, 2008	September 30, 2007
Enclosed malls weighted average: (1)
Total excluding anchors	86.5%	87.4%
Total including anchors (2)	88.8%	90.0%
Retail portfolio weighted average: (1)
Total excluding anchors	87.9%	88.5%
Total including anchors (2)	89.9%	90.8%
Strip/power centers weighted average:	97.1%	96.8%

(1)	Includes properties owned by partnerships in which we own a 50% interest.

(2)	Includes approximately 0.9 million square feet of vacant anchor space, as of September 30, 2008, of which approximately 0.6 million square feet has been leased but is not occupied. As of September 30, 2007, total vacant anchor space was approximately 1.0 million square feet.

	Twelve Months Ended:
	September 30, 2008	September 30, 2007
Sales per square foot (1)	$351	$362

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI decreased 1.4% to $71.2 million for the third quarter of 2008, including $0.3 million in lease termination revenue, compared to $72.3 million, including $0.7 million in lease termination revenue, for the third quarter of 2007. For the third quarter of 2008, same store NOI was affected by $2.1 million in bad debt expenses compared to $0.7 million for the third quarter of 2007. Same store NOI for the nine months ended September 30, 2008 increased 0.5% to $219.3 million, including $2.6 million in lease termination revenue, compared to $218.3 million, including $1.4 million in lease termination revenue in the nine months ended September 30, 2007. Bad debt expense for the nine months ended September 30, 2008 was $4.4 million compared to $2.1 million for the nine months ended September 30, 2007. Same store results represent retail properties that the Company owned for the full periods presented.

PREIT Reports Third Quarter 2008 Results

November 3, 2008

2008 Outlook

In the face of economic challenges and uncertainties, management is reducing its full-year 2008 estimates of net (loss) income and FFO per diluted share to the following:

Estimates Per Diluted Share

Net (loss) income	$(0.25) – $(0.15)
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, and other adjustments	$3.75
Funds From Operations	$3.50 – $3.60

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s third quarter results, market trends, and future outlook. To listen to the call, please dial (800) 762-8795 (domestic) or (480) 248-5085 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 17, 2008 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Password: 3932990). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 56 properties, including 38 shopping malls, 14 strip and power centers, and four properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of

PREIT Reports Third Quarter 2008 Results

November 3, 2008

our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or

PREIT Reports Third Quarter 2008 Results

November 3, 2008

terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2007. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

**        Quarterly supplemental financial and operating    **

**        information will be available on www.preit.com    **

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PREIT Reports Third Quarter 2008 Results

November 3, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET	September 30, 2008	December 31, 2007
(In thousands, except share and per share amounts)

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,215,570	$3,074,562
Construction in progress	419,533	287,116
Land held for development	5,616	5,616

Total investments in real estate	3,640,719	3,367,294
Accumulated depreciation	(486,076)	(401,502)

Net investments in real estate	3,154,643	2,965,792

INVESTMENTS IN PARTNERSHIPS, at equity:	36,130	36,424

OTHER ASSETS:
Cash and cash equivalents	19,452	27,925
Tenant and other receivables (net of allowance for doubtful accounts of $13,963 and $11,424 at September 30, 2008 and December 31, 2007, respectively)	44,393	49,094
Intangible assets (net of accumulated amortization of $161,863 and
$137,809 at September 30, 2008 and December 31, 2007, respectively)	80,748	104,136
Deferred costs and other assets, net	87,945	80,703

Total assets	$3,423,311	$3,264,074

LIABILITIES:
Mortgage notes payable	$1,680,101	$1,643,122
Debt premium on mortgage notes payable	4,623	13,820
Senior Exchangeable notes	287,500	287,500
Senior unsecured Credit Facility	380,000	330,000
Senior unsecured term loan	170,000	—
Distributions in excess of partnership investments	45,982	49,166
Tenants' deposits and deferred rents	17,532	16,213
Accrued expenses and other liabilities	105,058	111,378

Total liabilities	2,690,796	2,451,199

MINORITY INTEREST: (Redemption value $42,193 and $66,560 at September 30, 2008 and December 31, 2007, respectively)	54,366	55,256

SHAREHOLDERS' EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 39,397,000 shares at September 30, 2008 and 39,134,000 shares at December 31, 2007	39,397	39,134
Capital contributed in excess of par	827,037	818,966
Accumulated other comprehensive loss	(14,833)	(6,968)
Distributions in excess of net income	(173,452)	(93,513)

Total shareholders' equity	678,149	757,619

Total liabilities, minority interest and shareholders' equity	$3,423,311	$3,264,074

PREIT Reports Third Quarter 2008 Results

November 3, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Three Months Ended		Nine Months Ended
FUNDS FROM OPERATIONS	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
(In thousands, except per share amounts)

Net (loss) income	$(7,631)	$1,499	$(12,657)	$14,458
Adjustments:
Minority interest	(349)	104	(499)	1,575
Dividends on preferred shares	—	(1,134)	—	(7,941)
Redemption of preferred shares	—	13,347	—	13,347
Gain on sales of interests in real estate	—	—	—	(579)
Gain on sale of discontinued operations	—	—	—	(6,699)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	37,766	32,178	109,484	95,275
Unconsolidated partnerships (a)	1,970	1,714	5,987	5,127
Discontinued operations	—	—	—	215

FUNDS FROM OPERATIONS (b)	$31,756	$47,708	$102,315	$114,778

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.77	$1.16	$2.49	$2.79

Weighted average number of shares outstanding	38,840	38,181	38,781	37,219
Weighted average effect of full conversion of OP Units	2,238	2,694	2,239	3,610
Effect of common share equivalents	12	295	18	363

Total weighted average shares outstanding, including OP Units	41,090	41,170	41,038	41,192

a)	Excludes depreciation of non-real estate assets and amortization of deferred financing costs.

b)	Includes the non-cash effect of straight-line rents of $575 and $584 for the third quarter 2008 and 2007, respectively, and the non-cash effect of straight-line rents of $2,334 and $1,539 for the nine months ended September 30, 2008 and 2007, respectively.

	Three Months Ended		Nine Months Ended
STATEMENTS OF INCOME	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
(In thousands, except per share amounts)

REVENUE:
Real estate revenue:
Base rent	$73,110	$71,547	$219,951	$213,300
Expense reimbursements	35,477	33,369	103,417	101,028
Percentage rent	1,060	1,289	3,526	4,922
Lease termination revenue	320	690	2,618	1,408
Other real estate revenue	3,718	3,902	10,951	11,330

Total real estate revenue	113,685	110,797	340,463	331,988

Management company revenue	1,181	854	2,992	1,827
Interest and other income	240	535	622	2,323

Total revenue	115,106	112,186	344,077	336,138

EXPENSES:
Property operating expenses:
CAM and real estate tax	(33,577)	(31,620)	(98,846)	(95,116)
Utilities	(7,019)	(6,886)	(19,308)	(19,055)
Other property operating expenses	(7,148)	(5,885)	(19,002)	(16,955)

Total property operating expenses	(47,744)	(44,391)	(137,156)	(131,126)

Depreciation and amortization	(38,435)	(32,743)	(111,455)	(96,970)
Other expenses:
General and administrative expenses	(10,364)	(9,801)	(31,777)	(30,969)
Abandoned project costs, income taxes and other expenses	(311)	(196)	(1,815)	(865)

Total other expenses	(10,675)	(9,997)	(33,592)	(31,834)

Interest expense, net	(28,450)	(24,866)	(80,817)	(72,338)

Total expenses	(125,304)	(111,997)	(363,020)	(332,268)

(Loss) income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	(10,198)	189	(18,943)	3,870
Equity in income of partnerships	2,169	1,148	5,738	3,272
Gain on sales of interests in real estate	—	—	—	579
Gain on sales of non-operating real estate	49	247	49	1,731

(Loss) income before minority interest and discontinued operations	(7,980)	1,584	(13,156)	9,452
Minority interest	349	(103)	499	(884)

(Loss) income from continuing operations	(7,631)	1,481	(12,657)	8,568

Discontinued operations:
Operating results from discontinued operations	—	19	—	(118)
Gain on sale of discontinued operations	—	—	—	6,699
Minority interest	—	(1)	—	(691)

Income from discontinued operations	—	18	—	5,890

Net income	(7,631)	1,499	(12,657)	14,458

Redemption of preferred shares	—	13,347	—	13,347
Dividends on preferred shares	—	(1,134)	—	(7,941)

Net (loss allocable) income available to common shareholders	$(7,631)	$13,712	$(12,657)	$19,864

BASIC (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.20)	$0.35	$(0.35)	$0.35
From discontinued operations	—	—	—	0.16

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$(0.20)	$0.35	$(0.35)	$0.51

DILUTED (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.20)	$0.35	$(0.35)	$0.35
From discontinued operations	—	—	—	0.16

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$(0.20)	$0.35	$(0.35)	$0.51

Weighted average number of shares outstanding for diluted EPS (1)	38,840	38,476	38,781	37,582

(1)	For the three and nine month periods ended September 30, 2008, there are net losses allocable to common shareholders from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT Reports Third Quarter 2008 Results

November 3, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Three Months Ended		Nine Months Ended
NET OPERATING INCOME	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
(In thousands)

Net income	$(7,631)	$1,499	$(12,657)	$14,458

Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	38,435	32,743	111,455	96,970
Unconsolidated partnerships	1,970	1,714	5,987	5,127
Discontinued operations	—	—	—	215
Interest expense, net
Wholly owned and consolidated partnerships	28,450	24,866	80,817	72,338
Unconsolidated partnerships	2,351	3,028	7,668	9,208
Discontinued operations	—	—	—	136
Minority interest	(349)	104	(499)	1,575
Gain on sales of interests in real estate	—	—	—	(579)
Gain on sales of non-operating real estate	(49)	(247)	(49)	(1,731)
Gain on sale of discontinued operations	—	—	—	(6,699)
Other expenses	10,675	9,997	33,592	31,834
Management company revenue	(1,181)	(854)	(2,992)	(1,827)
Interest and other income	(240)	(535)	(622)	(2,323)

Property net operating income	$72,431	$72,315	$222,700	$218,702

Same store retail properties	$71,227	$72,255	$219,340	$218,345
Non-same store properties	1,204	60	3,360	357

Property net operating income	$72,431	$72,315	$222,700	$218,702

	Three Months Ended		Nine Months Ended
EQUITY IN INCOME OF PARTNERSHIPS	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
(In thousands)

Gross revenue from real estate	$19,143	$16,977	$56,435	$50,542

Expenses:
Property operating expenses	(6,130)	(5,097)	(17,011)	(15,225)
Mortgage interest expense	(4,740)	(6,053)	(15,912)	(18,406)
Depreciation and amortization	(3,975)	(3,303)	(11,799)	(9,881)

Total expenses	(14,845)	(14,453)	(44,722)	(43,512)

Net income from real estate	4,298	2,524	11,713	7,030
Partners' share	(2,068)	(1,262)	(5,788)	(3,515)

Company's share	2,230	1,262	5,925	3,515
Amortization of excess investment	(61)	(114)	(187)	(243)

EQUITY IN INCOME OF PARTNERSHIPS	$2,169	$1,148	$5,738	$3,272